Exhibit 99.1

Dycom Industries Inc. (NYSE:DY) Q1 2020 Results Conference Call May 21, 2019 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.
Timothy R. Estes, Executive Vice President & Chief Operating Officer, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Richard B. Vilsoet, Senior Vice President, Chief Legal Officer and Corporate Secretary, Dycom Industries, Inc.

OTHER PARTICIPANTS

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co.
Brent Thielman, Analyst, D. A. Davidson & Co.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
Alan Mitrani, Managing Partner, Sylvan Lake Assey Management
Alex Dwyer, Analyst, KeyBanc Capital Markets, Inc.

MANAGEMENT DISCUSSION SECTION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to Dycom Results Conference Call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will be given at that time. [Operator Instructions] Also as a reminder, today's teleconference is being recorded.

Now, at this time, I'll turn the call over to your host, President and CEO, Mr. Steven Nielsen. Please go ahead, sir.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Thank you, Tony. Good morning, everyone. I'd like to thank you for attending this conference call to review our first quarter fiscal 2020 results. Going to slide 2. During this call, we will be referring to a slide presentation which can be found on our website's Investor Center main page. Relevant slides will be identified by number throughout our presentation.

Today, we have on the call Tim Estes, our Chief Operating Officer; Drew DeFerrari, our Chief Financial Officer; and Rick Vilsoet, our Chief Legal Officer. Rick will be retiring today at the conclusion of our annual meeting after 14 years of service. On behalf of the board and employees of the company, thanks for all your hard work and wise counsel.

Now I will turn the call over to Rick Vilsoet.

Richard B. Vilsoet, Senior Vice President, Chief Legal Officer and Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. Except for historical information, the statements made by Company management during this call may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements including those related to the company's outlook are based on management's current expectations, estimates and projections and involve known and unknown risks and uncertainties which may cause the company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties are more fully described in the company's annual report on Form 10-K for the year ended January 26, 2019 and other periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update these forward-looking statements. Steve?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Thanks, Rick. Now, moving to slide 4 and a review of our first quarter results. As we discuss our results, please note that organic revenue amounts exclude revenues from storm restoration services and from a business that was acquired during the quarter ended April 28, 2018. In addition, during the quarter we recognized pre-tax income from the recovery of previously reserved accounts receivable and contract assets of $10.3 million and we recorded a pre-tax charge of $8.2 million for estimated warranty costs related to work performed for a customer in prior periods.

During our comments, we will exclude this recovery and this warranty charge when discussing certain Non-GAAP measures. This presentation and the accompanying slides may include these and other Non-GAAP financial measures. We refer you to the Quarterly Reports section of our website for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

Revenue was $833.7 million, an increase of 14.0%. Organic revenue, excluding $4.7 million of storm restoration services in the quarter and $14.8 million in the year ago quarter, increased 15.8%. As we deployed 1 gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from four of our top five customers.

Excluding an $8.2 million charge for estimated warranty costs for work performed for a customer in prior periods, gross margins* were 16.8% of revenue reflecting the continued impacts of the complexity of a large customer program discussed previously on our fourth quarter fiscal 2019 call, and adjusted general and administrative expenses were 8.3%. All of these factors produced Adjusted EBITDA of $73.6 million or 8.8% of revenue and Adjusted Diluted Earnings per Share of $0.53 compared to $0.65 in the year-ago quarter, and liquidity was ample as cash and availability under our credit facility was $358.9 million.

Now, moving to slide 5. Today, a number of major industry participants are deploying significant wireline networks across broad sections of the country. These networks are generally designed to provision bandwidth enabling 1 gigabit speeds to individual consumers. In addition, emerging wireless technologies are driving significant wireline deployments. These wireline deployments are necessary to facilitate what is expected to be a decades’ long deployment of fully converged wireless/wireline networks that will enable high-bandwidth, low-latency applications.

The industry effort required to deploy these converged networks continues to meaningfully broaden our set of opportunities. Total industry opportunities in aggregate are robust. We are providing program management, planning, engineering and design, aerial and underground construction of fulfillment services for 1 gigabit deployments. In addition, we have secured a number of converged wireless/wireline multi-use network deployments. These services are being provided across the country in more than a dozen metropolitan areas to several customers. Customers are pursuing multi-year initiatives that are being planned and managed on a market-by-market basis.

Our ability to provide integrated planning, engineering and design, procurement and construction and maintenance services is of particular value to several industry participants. In addition to the timing challenges presented by a large customer program discussed fully on our fourth quarter fiscal 2019 call, we also expect some normal timing volatility in customer spending modulations as network deployment strategies and technologies evolve on other large-scale network deployments. Tactical considerations may also impact timing. We remain confident that our competitively unparalleled scale and our financial strength position us well to deliver valuable service to our customers.

Going to slide 6. We continue to experience the effects of a strong overall industry environment during the quarter with increases in demand from four of our top five customers. Organic revenue excluding storm restoration services, increased 15.8%. Our top five customers combined produced 80.4% of revenue, increasing 19.4% organically, while all other customers increased 3.0%.

AT&T was our largest customer at 25.1% of total revenue, or $209.3 million. AT&T grew organically 28.7%. Revenue from Verizon was $179.8 million, or 21.6% of revenue. Verizon was Dycom's second largest customer and grew 47.2% organically. Comcast was our third largest customer at $137.1 million or 16.4% of revenue. Revenue from CenturyLink was $109.8 million, or 13.2% of revenue. CenturyLink was our fourth largest customer and grew organically 17.8%. And finally, revenue from Windstream was $34.0 million, or 4.1% of revenue. Windstream was our fifth largest customer and grew 38.0% organically.

Of note, this quarter is the first since the October 2015 quarter where all of our other customers in aggregate, excluding the top 5 customers, have grown organically. We are encouraged with our third consecutive quarter of double-digit organic growth and have continued to extend our geographic reach and expand our program management network planning services. In fact, over the last several years, we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1 gigabit and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

*The reference to gross margins stated on the webcast and conference call has been updated to reflect a clarification.

Now, moving to slide 7. Backlog at the end of the first quarter was $7.051 billion versus $7.330 billion at the end of the January 2019 quarter, a decrease of over $279 million. Of this backlog, approximately $2.723 billion is expected to be completed in the next 12 months. The total backlog calculation reflects solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers. For AT&T, we were awarded construction services agreements in California, Ohio, Kentucky, South Carolina and Georgia; with Comcast, fulfillment services in Pennsylvania and New Jersey; for Charter, fulfillment services nationwide and construction services in California and Michigan; from utilities, locating services agreements in Maryland, Washington D.C., Virginia and South Carolina; and finally we secured rural fiber service agreements in Wisconsin, Illinois, and Kentucky. Headcount increased during the quarter to 15,278.

Now, I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 8. Contract revenues for Q1 2020 were $833.7 million and organic revenue growth was 15.8% with strong increases from four of our top five customers. Storm restoration services contributed $4.7 million of revenue compared to $14.8 million in the year ago period. Also revenue from an acquired business contributed $6.1 million of revenue. Adjusted EBITDA was $73.6 million or 8.8% of revenue. During Q1, we incurred an $8.2 million charge for estimated warranty costs for work performed for a customer in prior periods. Excluding this charge, gross margins were at 16.8% and declined 121 basis points from the April quarter last year. Margins were impacted by a large customer program during the quarter.

In G&A expense, we realized a pre-tax recovery of $10.3 million as a benefit during Q1 2020. This recovery was based on substantial cash collections to-date from a customer which previously filed for Chapter 11 reorganization. Excluding the recovery benefit, G&A expense decreased 25 basis points compared to the April quarter last year. Our lower financial performance this year resulted in a reduction of share-based compensation during the quarter. Our Non-GAAP Adjusted Diluted EPS in Q1 2020 was $0.53 per share.

Now going to slide 9, our balance sheet and financial position remain strong. We ended the quarter with $450 million of term loans outstanding and no revolver borrowings. Liquidity is ample at $358.9 million at the end of the quarter consisting of availability from our credit facility and cash on hand. Cash flow used for operating activities was $56.1 million during the current quarter which funded the sequential growth in revenue.

For Q1 2020, the combined DSOs of accounts receivable and net contract assets were 108 days reflecting growth on a large customer program. Capital expenditures were $38.4 million during Q1 2020, net of disposable proceeds, and gross CapEx was $45.8 million. In summary, we continue to maintain ample liquidity and a strong balance sheet.

Going to slide 10, for the quarter ending July 2019, we currently expect total revenue to range from $835 million to $885 million; Non-GAAP Adjusted Diluted EPS to range from $0.70 to $0.92 per share; and Adjusted EBITDA percent of contract revenue which decreases from the Q2 2019 result. Other expectations include depreciation of $41.1 million to $41.9 million; and amortization of $5.3 million; share based compensation included in G&A of $3.2 million to $3.7 million; Adjusted interest expense of approximately $7.7 million to $7.8 million, excluding $5.0 million of interest for the non-cash debt discount amortization of our notes. Other income, net is expected to range from $2.3 million to $2.9 million. The effective tax rate is expected at 27.5% before any tax effects of the settlement of share-based awards.

Now going to slide 11. Looking ahead to the October 2019 quarter, we currently expect revenue growth of low- to mid-single digit as a percentage of revenue compared to the Q3 2019 result and Adjusted EBITDA margin percent of contract revenues which decreases from the Q3 2019 result.

Now, I will turn the call back to Steve.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Thanks, Drew. Moving to slide 12. Within the growing economy, we experienced the effects of a strong industry environment and capitalized on our significant strengths. First and foremost, we maintain strong customer presence throughout our markets. Second, our extensive market presence has allowed us to be at the forefront of evolving industry opportunities. The end market drivers of these opportunities remain firm and are strengthening.

Fiber deployments in contemplation of emerging wireless technologies are underway in many regions of the country. Wireless construction activity in support of expanded coverage and capacity has begun to accelerate through the deployment of enhanced macro cells and new small cells.

Telephone companies are deploying fiber to the home to enable 1-gigabit high speed connections. Cable operators are deploying fiber to small and medium businesses and enterprises. A portion of these deployments are in anticipation of the customer sales process. Fiber deep deployments to expand capacity as well as new build opportunities are underway.

Dramatically increased speeds to consumers are being provisioned. Customers are consolidating supply chains, creating opportunities for market share growth, and increasing the long-term value of our maintenance and operations business. In addition, we are increasingly providing integrated planning, engineering and design, procurement and construction and maintenance services.

We remain encouraged that our major customers are committed to multi-year capital spending initiatives and we are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees and the experience of our management team as we grow our business.

Now, Tony, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

[Operator Instructions] Our first question will come from Chad Dillard with Deutsche Bank. Please, go ahead.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Hi. Good morning, everyone.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Good morning, Chad. Sorry. I've got a little bit of a cold I'm fighting through.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

No. No worries at all. So, just a question for you guys. Based on your backlog, I mean how far away is One Fiber from hitting the full run-rate contribution to the business? Is there further to go and how should we think about the margin implications from that program?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

So, Chad, I think, as always, we've never commented on individual programs either with respect to kind of their identified margins or a program inside of a customer. I think we continue through the guidance to show that the business continues to grow based on what Drew has provided for the second and third quarters. And I think we have a number of opportunities across the entirety of the business but, for obvious competitive reasons and other reasons, we can't just isolate on a single program.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Okay. And just moving to more of a margin question. Could you talk about just what EBITDA margins you have in backlog versus what you're posting right now, maybe over like the last 12 months or so? And to what extent is some of the margin pressure that you're seeing, like year-on-year, more related to the ramp-up in work or is it more that you're seeing a little more pressure in terms of the contracts that you're signing right now?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Well, as we discussed on the last quarter's call, Chad, we have a program for a large customer, right, that has margins that are below the company average. As we said last quarter and I think was also true for this quarter, if you pull the impacts of that out of the business, the business looked very much like it always has. And so, we don't see any impacts in particular on the overall company other than this large program. And as we talked about the impacts on the margins they’re really around the complexity of the program and the cost that we've incurred to manage the complexity and meet the needs of that particular program so we don't think about this as something that's in the backlog more broadly. It's really associated with that particular program.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Great. Thanks. I'll hop back in queue.

Operator:

Thank you. The next question comes from Adam Thalhimer with Thompson Davis. Please, go ahead.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

Hey. Good morning, guys. I like the new slide deck.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Oh, very good. We'll let Callie know, Adam.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

Can I ask first about wireless, Steve? Is wireless still roughly $250 million...

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

...on an annual basis or is it trending above that now?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

It was a little bit above 8% for the quarter. So it was up about 14%, 15% year-over-year and we think that's going to continue to grow as you look out through the balance of that guidance period. So we're still optimistic about that portion of the business.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

Okay. And related to that, are you starting to see more small cell work related to 5G? And do you think about that as wireless or wireline?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

So, there is going to be and has begun to be a number of projects that we're executing through wireline master service agreements to feed small cells, and while in all cases we may not know whether they are 4G small cells or 5G small cells, there’s certainly work activity that's associated with those. We also have seen indications in our discussions at least with one customer that, that may actually require some - not surprisingly some fiber reinforcement to provide more capacity to those additional cell sites. So, for us, the way we would look at it is the fiber deployments to those small cells, whether they be 4G or 5G, we would call wireline to the extent that we are doing this work. For a number of customers, we're actually doing the antenna and radio work at the small cell. We would categorize that as wireless.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

Okay. And last one from me, maybe it's more for Drew. But Drew, any sense for when the DSOs will start to step down?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, Adam. We had some sequential growth in the quarter clearly and we called out in the slides regarding the specific customer program there. So, it's something we work at all the time. There are complexities around the work and working through the billing of that, and we're working hard at it every day.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Yeah. When the Q comes out, you'll have disclosure there and you'll see that the DSOs are generally in line absent the effect of that program.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

Okay. But as long as that program is kind of at full stage deployment, the DSOs will be elevated.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Well, look. As we said last quarter, Adam, we are working hard. We have lots of people working on billing initiatives and IT initiatives to facilitate the billing. The actual contract terms there, once we get it through the approval process, are industry standard. It's just a level of effort right now as we're dealing with the complexity to get it through the process. We're going to get better at that but we're working hard at it right now to accomplish that.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

Okay. I'll turn it over. Thanks.

Operator

Thank you. Our next question will come from Brent Thielman with D.A. Davidson. Please go ahead.

Brent Thielman, Analyst, D. A. Davidson & Co.

Hey. Thanks. Good morning.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Hey, Brent.

Brent Thielman, Analyst, D. A. Davidson & Co.

Hey, Steve. You guys continue to pretty aggressively build headcount here and just want to get your thoughts on when you think that starts to plateau?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Well, there's a couple things. Obviously, in the quarter there was a seasonal uptick, Brent. So, when you have sequential revenue growth of call it $100 million, you're going to get - or $80 million to $100 million, you're going to get that kind of pick-up in head count seasonally. So, I don't know that that was anything particularly remarkable. I think we're pleased with the 15.8% organic growth. And as we work through opportunities that develop throughout the year, if to support those we need to add headcount, we'll do that. But we don't think about that as kind of something that we manage to an objective. (We manage the revenue and the headcount follows.

Brent Thielman, Analyst, D. A. Davidson & Co.

Okay. And then the challenges that you faced on the large customer program, are you seeing similar challenges or structures kind of develop in some of the new work you're pursuing or is this still pretty unique?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Well, as I said to Chad earlier, if you look at the rest of the business, and remember our customers work under long-term contracts for the most part, and we signed up some nice new extensions to our geographic territory with one customer last quarter. So, we're not seeing any change outside of this one program. In fact, even with that customer, this program is not the entirety of what we do for that customer.

Brent Thielman, Analyst, D. A. Davidson & Co.

Okay. And lastly, Steve, just hoping to get maybe any additional thoughts on the overall backlog, it's obviously up a lot from last year, but it's kind of been coming in since Q2 2019. Obviously, there's big CapEx programs out there. But just want to get your thoughts on why we've seen that come in since then.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

I mean, Brent, I think it's interesting, right, the numbers come down as the organic growth has gone up which would tell you in the short- to intermediate-term it's loosely correlated which is what we've always said. I mean, we have renewals that occur and when the renewals come, we see increases in the backlog. I think the duration of the backlog based on a number of the contracts that have had longer terms have made us a more durable business. And so, it's not something that we pay a particular attention to as an indicator of where organic growth is going to go.

Brent Thielman, Analyst, D. A. Davidson & Co.

Okay. Thanks for that. Appreciate it.

Operator

Thank you. Our next question queue comes from Noelle Dilts with Stifel. Please go ahead.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Hi, guys. Good morning.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Good morning, Noelle.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

So, on the fourth quarter call, you guys - and you mentioned this a bit, but you spoke about implementing new processes and systems to help get ahead of the complexity on the specific large program. Just curious if you could give us an update on, one, how that's progressing, if you're starting to see any benefit? And then, two, just to clarify, as these systems and processes really take effect, just curious if you're expecting pretty meaningful profit improvement associated with that large program or kind of how you're thinking about that on a go-forward basis from a longer-term perspective.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Sure. So, I think a couple things, Noelle. So, yes, we have lots of people working on this. We have a substantial effort. We're making some headway. But as we talked about on the call, given the scale of the - the prior call - given the scale of the program, we're not going to go quarter to quarter trying to gauge the impact. We think as we get better at managing that complexity, it will be evident in the numbers. So, we're continuing to work hard. I know it would be helpful to kind of give a day-by-day assessment of how things are going. I would say that we're getting lots of effort across the entire company and people are working hard with a purpose and when we've done that in the past, ultimately, we've worked through it.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

And then - sorry, go ahead.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Go ahead, Noelle.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

And then just for my own understanding, is that - to try and understand the complexity a little bit more deeply, is it a function of more of a program management type role or is it just kind of the nature of the spend and what the construction entails?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

The type of construction is not the issue, it's a program management. And as we said last quarter it was evolving objectives, processes and priorities and that's really the - what we're working on is to manage that level of complexity of the actual construction work itself. It is a big program and it's construction, there's challenges every day but those are not the types of challenges that have created the complexity.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay, understood. And then, Drew, would you mind sharing with us, rounding up the top 10 customers and the cable and telco split?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Sure. Thanks, Noelle. Charter was number 6 at 2.6%, Frontier was number 7 at 1.7%, Southwest Gas was number 8 at 1.1%, Crown Castle was number 9 at 1.0%, and Edison International was number 10 at 0.8%. Telco was at 72.3%, cable was at 19.0%, facility locating was 5.8% and electrical and other was 2.9%.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Thank you.

Operator

Thank you. The next question in queue will come from Tahira Afzal with KeyBanc Capital Markets. Please go ahead.

Alex Dwyer, Analyst, KeyBanc Capital Markets, Inc.

Hi, guys. This is Alex on here for Tahira.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Good morning.

Alex Dwyer, Analyst, KeyBanc Capital Markets, Inc.

Good morning. Can you just talk about that slower top line growth guidance you gave in the third quarter? Will we need to see the backlog kind of tick up to see the revenue growth into the high-single digits range?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Well, to answer the second question, as we said earlier, the correlation between kind of near-term trends in growth and backlog are not as tight as I think some people modeled. Clearly, as was evident in the earnings season, AT&T has publicly said that they're going to be slower or stop their fiber program during the calendar second quarter. They've also said in a different conference that they have an outlook for fiber deployments generally from 2020 to 2025, right? So, we don't look at this as something where they lost interest. It's just a tactical reassessment and I think that's been echoed by others. And so, we reflected that in the guidance to make sure that we got that right. And then clearly, it's been a challenging period for us and we just don't want to get ahead of ourselves in terms of guidance in the out-periods.

Alex Dwyer, Analyst, KeyBanc Capital Markets, Inc.

Got it. And then my next question is about the current margin assumptions you guys have on the permitting, workflow delays and how those are playing out versus your assumptions and are those becoming about more predictable to model in and is there room for further improvement?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Well, there's always further improvement that, right, we can always do better tomorrow. I think in this particular case, right, if we look at our revenue performance in this quarter, clearly there were less constraints on the business than what we've seen previously with the outperformance we had on the revenue and the organic growth. So, we remain encouraged but working hard.

Operator

Thank you very much. [Operator Instructions] Next in queue is Alex Rygiel with B. Riley FBR. Please go ahead.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Morning, Steve and Drew.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Good morning, Alex.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Steve, are you seeing any other customers with modulation in their spending patterns outside of AT&T?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Well, in the first quarter, and I think this was evident in the cable operators broadly, it was not a strong start to the year for them, that showed up in our business although probably a little bit less perhaps than some other businesses. And I think that's just, as one other industry participant put it, there's been lots of capacity deployed in the networks in that industry and sometimes there's a period of time where customers want to let their networks settle in. But on the other hand, if you look at the disclosures from the operators about the amount of traffic growth to residential consumers, one talked about 200 gigs a month growing 34% a year, another was over 280 gigs a month growing 20% a year. So, as long as traffic continues to grow and there's no sign that it won't, I think we're confident that spending will come back and I think that's been echoed by other participants in the industry.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

And are you seeing any modulation due to equipment availability for 5G equipment?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

So much of what we do right now is related to the fiber portion of that. I think there's always - when a new technology comes out, there's always going to be some things that occur in an unexpected way. But we don't think at this point that's been a material factor in our revenue outlook.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

And then as it relates to rural fiber and FirstNet, can you talk about where we stand on both of those developments and how they're passed through your P&L?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

So, as we said, our wireless business with AT&T is growing. We expect it to continue to grow through the calendar year, so an exciting year in our wireless business. With respect to rural fiber, I think we're just at the beginning. As some may have noted, the FCC is talking about a $20 billion 10-year fund what I'll call CAFIII but it's a follow-up to CAFII. And I think that's created opportunities for us, not only in our traditional customer base, but while they're not top 10 customers individually in aggregate, we're doing lots of business for rural electric cooperatives who have decided to leverage their existing aerial plant and add fiber to those networks. So, it's an area of focus for us right now.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Great. Rick, congratulations and best wishes in retirement.

Richard B. Vilsoet, Senior Vice President, Chief Legal Officer and Corporate Secretary, Dycom Industries, Inc.

Thank you.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

He's smiling, Alex.

Operator

Thank you. Our next question in queue will come from Alan Mitrani with Sylvan Lake Asset Management. Please go ahead.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management

Hi. Thank you. I missed a bit of the early part of the call so I apologize if it's been asked, but have you seen any change to the competitive dynamics in the industry from a bidding perspective or from new entrants or anything like that?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

We have not seen anything over the last quarter or two, Alan, that would change our assessment of the competition in the industry. There's a lot of work. As you can see, we grew both sequentially and year-over-year pretty substantially. And so, I think there's plenty of opportunity out there.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management

Okay. And then, your SG&A was pretty tight this quarter and even from the last couple of quarters, I guess, when you put some clamp on some of the expenses. Can you talk about whether you think that's a sustainable level going forward, keeping the SG&A level roughly in the 7s? And I know it's a goal but is that sustainable over time?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

I think we have had other periods of time where we have this kind of organic growth. We're going to invest appropriately in the business on the G&A side. But if we do it well, we should get G&A leverage over time and we have in the past. So, I don't think we - we've certainly not done anything that's detrimental to the intermediate or long-term profitability of the business in the short-term.

Alan Mitrani, Managing Partner, Sylvan Lake Asset Management

Okay. Thank you.

Operator

Thank you. And we do have a follow-up in queue from Noelle Dilts with Stifel. Please go ahead.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Hi. Thank you. You answered part of my question with just cable kind of being weaker in the early part of the year. As you look out for the remainder of the year and kind of with your initial fiscal third quarter guidance, are you assuming some resumption looking at CapEx guidance across the cable space there suggesting maybe stronger back half. Is that embedded in your thinking or are you kind of being cautious in terms of that stepping up?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Look, I think as we said earlier, we're being reasonably cautious. I think there are some opportunities for spending to pick up particularly as customers kind of sort out their priorities around different technologies. So, I think that's there but we've not been particularly aggressive in that area.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. And then second, just given the labor market and we hear some folks in the industry talk about challenges procuring labor and ramping up the workforce, how are you guys thinking about labor availability, any concerns or are you finding it's reasonably easy to fill positions?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Noelle, we've discussed this before. In a sub-4% unemployment environment, it's always going to be tough to get resources. I think that's part of what our businesses have dealt with in prior periods of tightness, but I look at the quarter and look at organic growth of about $112 million year-over-year and so, clearly, we were able to add capacity to fulfill that organic growth. We've done a number of things in our onboarding and recruiting area to try to facilitate the process of securing more applications and getting to the work as quick as we can. And I think we will continue to expand and innovate in that area.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Great. Thank you.

Operator

Thank you. We also have a follow up in queue from Adam Thalhimer with Thompson Davis. Please go ahead.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

Hey, Steve. The Charter fulfillment services nationwide contract, was that a new contract or an extension?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

That was an extension, Adam. We've had that arrangement with them for a long period of time and it just is one of those contracts that renews periodically.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

Okay. That was it. Thanks.

Operator

At this time there's no additional questions in the queue, please continue.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

All right. Well, we thank everybody for your time and attention today and we look forward to speaking to you on the next quarter's call at the end of August. Thank you.

Operator

Thank you. And ladies and gentlemen, that does conclude your conference call for today. We do thank you for your participation and for using AT&T's Executive TeleConference. You may now disconnect.